Exhibit (e)(5)

                        DISTRIBUTION SERVICE AGREEMENT II

      AGREEMENT made this 2nd day of September, 2003, between Black Diamond Asset Management LLC ("BDAM") and ALPS Distributors, Inc. ("ALPS").

      WHEREAS, BDAM serves as investment adviser to Black Diamond Funds (the "Trust"), a Delaware business trust registered under the Investment Company Act of 1940 (the "Act") as an open-end investment company, and ALPS serves as distributor of shares of beneficial interest of each series of the Trust identified in APPENDIX A, as may be amended from time to time (each a "Series," collectively the "Series");

      WHEREAS, the Trust has adopted a distribution plan pursuant to Rule 12b-1 of the Act (the "Distribution Plan") with respect to the shares of beneficial interest of each Series ("Shares") that authorizes ALPS to pay fees to broker-dealers and other institutions for providing distribution-related services in connection with the distribution of Shares;

      WHEREAS, ALPS desires that BDAM perform certain distribution-related activities with respect to the Series and BDAM is willing to perform those services on the terms and conditions set forth in this Agreement; and

      NOW, THEREFORE, for and in consideration of the representations, covenants
and  agreements   contained  herein  and  other  valuable   consideration,   the
undersigned parties do hereby agree as follows:

SECTION 1.  DISTRIBUTION-RELATED ACTIVITIES

      BDAM may provide one or more of the following services:

      (a)   handling selling broker inquiries regarding the Trust;

      (b) handling shareholder inquiries regarding the Trust (E.G., responding to questions concerning investments in the Trust, capital account balances and reports and tax information provided by the Trust);

      (c) assisting in the enhancement of relations and communications between shareholders and the Trust;

      (d) assisting in the establishment and maintenance of shareholder accounts with the Trust;

      (e) assisting in the maintenance of Trust records containing shareholder information;

      (f) printing prospectuses, statements of additional information and reports for other than existing shareholders;

      (g)   preparing,   printing  and   distributing   sales   literature   and
            advertising materials;

      (f) providing such other information and shareholder liaison services as ALPS may reasonably request.

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      BDAM's appointment shall be nonexclusive,  and ALPS may enter into similar agreements with other persons.

SECTION 2.  COMPENSATION

      (a) As compensation for BDAM's activities with respect to the Series, ALPS shall pay BDAM monthly fees on behalf of the Shares of each Series at a maximum annual rate of 0.75% of the average daily net assets of the Shares (less any fees retained by ALPS pursuant to any agreement with the Trust pursuant to which ALPS serves as the Trust's principal underwriter), or such other amount as may be agreed upon between the parties as set forth in Appendix A hereto (the "Payments").

      (b) The Payments shall be accrued and paid monthly or at such other interval as ALPS and BDAM shall agree.

      (c) On behalf of the Trust, BDAM may spend such amounts and incur such expenses as it deems appropriate or necessary on any distribution-related activities. Such expenses may include any expenses primarily intended to result in the sale of the shares of the Series, including but not limited to, compensation to employees, compensation to and expenses, including overhead and telephone another communication expenses, of BDAM, the printing of prospectuses, statements of additional information and reports for other than existing shareholders, and the preparation, printing and distribution of sales literature and advertising materials, and any costs, including interest expense, of financing the compensation paid to dealers for selling shares of the Series. BDAM shall be solely liable for any expenses it incurs.

SECTION 3.  REPRESENTATIONS OF BDAM

      BDAM represents that:

      (a) the compensation payable to it under this Agreement will not result in an excessive fee to BDAM;

      (b) the performance of all its obligations hereunder will comply with all applicable laws and regulations, including any applicable state and federal securities laws and self-regulatory organization regulations, the provisions of its charter documents and bylaws and all material contractual obligations binding upon BDAM; and

      (c) it will promptly inform ALPS of any change in applicable laws or regulations (or interpretations thereof) or in its charter or bylaws or material contracts that would prevent or impair full performance of any of its obligations hereunder.

SECTION 4.  TRUST LITERATURE

      BDAM is not authorized to make any representations concerning shares of the Series except those contained in the appropriate then current prospectus and statement of additional information ("SAI") and printed information issued by

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

the Trust. BDAM shall have no responsibility with regard to the accuracy or completeness of any of the printed information furnished by the Trust and shall be held harmless by the Trust from and against any cost or loss arising therefrom.

SECTION 5.  REPORTS

      BDAM shall prepare and furnish to the Trust, at the request of the Trust or ALPS, written reports identifying the activities performed by BDAM and setting forth such other information as the Trust or ALPS shall reasonably request.

SECTION 6.  INDEMNIFICATION

      BDAM agrees to indemnify and hold harmless the Trust and ALPS from any claims, expenses, or liabilities incurred by the Trust and ALPS as a result of any act or omission of BDAM in connection with its services under this Agreement, except such acts or omissions in reliance upon or relative to printed materials supplied by the Trust or ALPS.

SECTION 7.  EFFECTIVENESS, DURATION AND TERMINATION

      (a) This Agreement shall not take effect with respect to any Series unless it first has been approved by votes of a majority of both (a) the Trustees and (b) those Trustees who are not interested persons of the Series and have no direct or indirect financial interest in the operation of this Agreement ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval; and until the Trustees who approve the Agreement's taking effect with respect to such Series shares have reached the conclusion required by Rule 12b-1(e) under the Act.

      (b) This Agreement shall continue in full force and effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 7(a).

      (c)   This Agreement may be terminated as follows:

            (i) automatically in the event of the termination of the Distribution Plan;

            (ii) automatically in the event of the assignment of this Agreement as defined in the Act; and

            (iii) by either  party to the  Agreement  without  cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

SECTION 8.  NOTICES

      Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed postage prepaid, to the other party's principal place of business, or to such other place as shall have been previously specified by written notice given to the other party. Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing,

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


shall be deemed to have been properly given.

SECTION 9.  AMENDMENTS

      This Agreement may be amended by the parties at any time, subject to approval in the manner required by Section 7(a).

SECTION 10.  MISCELLANEOUS

      (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

      (b) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

      (c) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

      (d) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument. .

      (e) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly, by both ALPS and BDAM and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

      (f) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

      (g) Nothing contained in this Agreement is intended to or shall require the parties to perform any functions or duties on any day other than a Trust business day. Functions or duties normally scheduled to be performed on any day, which is not a Trust business day shall be performed on, and as of, the next Trust business day, unless otherwise required by law.

      (h) No affiliated person, employee, agent, director, office or manager of the Trust shall be liable at law or in equity for the Trust's obligations under this Agreement.

      (i) Each of the undersigned warrants and represents that it has full power and authority to sign this Agreement on behalf of the party indicated and that its signature will bind the party indicated to the terms hereof. Each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

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

      (j) The terms "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                ALPS DISTRIBUTORS, INC.

                                By:
                                   -------------------------------------
                                Name:
                                     -----------------------------------
                                Title:
                                      ----------------------------------



                                BLACK DIAMOND ASSET MANAGEMENT LLC

                                By:
                                    ------------------------------------
                                Name:  Charles F. Fistel
                                Title:  Managing Member

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

                                APPENDIX A TO THE
                         DISTRIBUTION SERVICE AGREEMENT
                         ------------------------------

--------------------------------------------------------------------------------
SERIES SUBJECT TO THE AGREEMENT:                COMPENSATION:
--------------------------------------------------------------------------------

SERIES II FUNDS (EFFECTIVE: SEPTEMBER 2, 2003):
-----------------------------------------------

Black Diamond 500 Protected Growth Fund II      Annual rate of 0.60% of the
Black Diamond 100 Protected Growth Fund II      average daily net assets of the
Black Diamond 2000 Protected Growth Fund II     Shares of each Series (less any
Black Diamond 400 Protected Growth Fund II      fees retained by ALPS pursuant
Black Diamond Total Index Protected Growth      to any agreement with the Trust
  Fund II                                       pursuant to which ALPS serves
Black Diamond LS Protected Growth Fund II       as the Trust's principal
                                                underwriter)

--------------------------------------------------------------------------------



Appendix Effective:  September 2, 2003


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